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                                                                     Exhibit 8.1

             [GOODWIN, PROCTER & HOAR LLP LETTERHEAD APPEARS HERE]

                                April 30, 1998


Patriot American Hospitality, Inc.
Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, TX 75207

     Re:  Certain Federal Income Tax Matters
          ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Patriot American Hospitality, Inc., a Delaware corporation (the "Company"), and Wyndham International, Inc., a Delaware corporation ("Wyndham International," and, together with the Company, the "Companies"), in connection with the Companies' registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,000,000 shares of common stock, $.01 par value, of the Company and shares of common stock, $.01 par value, of Wyndham International which are "paired" and traded as units consisting of one share of common stock of the Company and one share of common stock of Wyndham International.

        On July 1, 1997, the Company merged (the "Cal Jockey Merger") with Patriot American Hospitality, Inc., a Virginia corporation ("Old Patriot"), pursuant to an Agreement and Plan of Merger dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Cal Jockey Merger Agreement") among Old Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, the Company and Wyndham International. Pursuant to the Cal Jockey Merger Agreement, the Company was the surviving company in the Cal Jockey Merger and changed its name to Patriot American Hospitality, Inc.

        This opinion letter relates to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the accuracy of certain statements in the Registration Statement.



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             [GOODWIN, PROCTER & HOAR LLP LETTERHEAD APPEARS HERE]

Patriot American Hospitality, Inc.
Wyndham International, Inc.
April 30, 1998
Page 2


     In rendering the following opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We also have examined (i) the Amended and Restated Certificate of Incorporation of the Company, as of the beginning of the first taxable year for which it elected to be a REIT and as amended to date, and the Amended and Restated Bylaws of the Company, (ii) the Pairing Agreement dated as of February 17, 1983, as amended, by and between the Company and Wyndham International, and (iii) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

     In rendering our opinions, we have relied upon certain representations of the Company set forth in a representation letter delivered to us in connection with this opinion letter regarding the manner in which the Company has been owned and operated and will be owned and operated, and the manner in which Old Patriot was owned and operated for periods ending on and including the effective time of the Cal Jockey Merger. We also have relied on the statements contained in the Documents regarding the operation and ownership of the Company, Old Patriot and their affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations and statements made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

     In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. We also have assumed that the Companies'

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             [GOODWIN, PROCTER & HOAR LLP LETTERHEAD APPEARS HERE]

Patriot American Hospitality, Inc.
Wyndham International, Inc.
April 30, 1998
Page 3

characterization of any instrument or arrangement as indebtedness will be respected for federal income tax purposes and that, on or prior to April 30, 1998, the Company will contribute its direct and indirect interests in Williams Hospitality Group, Inc. to a corporation in which the Company holds none of the voting stock.

     Based upon and subject to the foregoing, we are of the opinion that:

     (i) The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company's taxable year ending December 31, 1983 and for subsequent taxable years through the date hereof, and the Company's proposed form of organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (including for periods following the Merger).

     (ii) The discussion set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects.

                                      ****

     We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions. In particular, reference is made to certain pending legislation that would impose limits on the operation of paired REITs such as the Company as well as modify other rules governing REITs as discussed in the Registration Statement under the caption "Risk Factors - Exemption from Anti-Pairing Rules; Risks of Adverse Legislation." We express no opinion herein regarding the consequences to the Company if these or any other proposals are enacted.
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             [GOODWIN, PROCTER & HOAR LLP LETTERHEAD APPEARS HERE]


Patriot American Hospitality, Inc.
Wyndham International, Inc.
April 30, 1998
Page 4



      We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm, including the references under the captions "Certain Federal Income Tax Considerations" and "Legal Matters," and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ GOODWIN, PROCTER & HOAR LLP

                                       GOODWIN, PROCTER & HOAR LLP